                      CONSENT OF INDEPENDENT AUDITORS               EXHIBIT 23.1

We consent to the incorporation by reference in the following Registration Statements of Second Bancorp Incorporated and in the related Prospectuses of our report dated January 24, 2002, with respect to the consolidated financial statements of Second Bancorp Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2001:

     Form            Registration Statement No.   Purpose
     ----            --------------------------   -------
     S-3             333-46143                    Dividend Reinvestment and Stock Purchase Plan
     S-3             333-68910, 333-68910-01      Cumulative Trust Preferred Securities of Second
                                                  Bancorp Capital Trust I, Subordinated
                                                  Debentures of Second Bancorp Incorporated and
                                                  the Guarantee of Preferred Securities
     S-3             333-70236, 333-70236-01      Cumulative Trust Preferred Securities of Second
                                                  Bancorp Capital Trust I, Subordinated
                                                  Debentures of Second Bancorp Incorporated and
                                                  the Guarantee of Preferred Securities
     S-4             333-62365                    Trumbull Financial Corporation Acquisition
     S-8             333-32431                    1997 Restricted Stock Plan
     S-8             333-68104                    1998 Non-Qualified Stock Option Plan




                                                          /s/ Ernst & Young LLP



Cleveland, Ohio
March 22, 2002





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